Exhibit 10.1

STOCK PURCHASE AGREEMENT

between

THE SELLERS NAMED HEREIN,

and

OCEAN POWER TECHNOLOGIES, INC.

dated as of

November 15, 2021

i

Section 5.21	OSHA Compliance	25
Section 5.22	Payments; Export Control and Antiboycott Laws.	25
Section 5.23	Books and Records	25
Section 5.24	Business Backlog and Proposals.	26
Section 5.25	Bank Accounts	26
Section 5.26	Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Company.	26
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER		26

Section 6.01	Organization and Authority of Buyer	26
Section 6.02	No Conflicts; Consents	27
Section 6.03	Investment Purpose	27
Section 6.04	Brokers	27
Section 6.05	OPT Shares as Consideration	27
Section 6.06	Buyer Reports and Financial Statements	27
Section 6.07	Independent Investigation	28
ARTICLE VII COVENANTS		29

Section 7.01	Confidentiality	29
Section 7.02	Business Relationships	29
Section 7.03	Non-Competition; Non-Solicitation	29
Section 7.04	Registration Rights; Share Ownership	30
Section 7.05	No Claim Against the Company	33
Section 7.06	Further Assurances	33
ARTICLE VIII TAX MATTERS		33

Section 8.01	Tax Covenants	33
Section 8.02	Straddle Period	34
Section 8.03	Termination of Existing Tax Sharing Agreements	34
Section 8.04	Tax Indemnification	34
Section 8.05	Cooperation and Exchange of Information	35
Section 8.06	Survival	35
ARTICLE IX INDEMNIFICATION		35

Section 9.01	Indemnification by Sellers	35
Section 9.02	Indemnification by Buyer	36
Section 9.03	Indemnification Procedures	36
Section 9.04	Survival; Indemnity Limits	36
Section 9.05	Tax Claims	37
Section 9.06	Cumulative Remedies	37
ARTICLE X MISCELLANEOUS		38

Section 10.01	Expenses	38
Section 10.02	Notices	38
Section 10.03	Interpretation; Headings	38
Section 10.04	Severability	39
Section 10.05	Entire Agreement	39
Section 10.06	Successors and Assigns	39
Section 10.07	Amendment and Modification; Waiver	39
Section 10.08	Governing Law; Submission to Jurisdiction	39
Section 10.09	Counterparts	39

ii

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of November 15, 2021, is entered into between the parties listed on Schedule A attached hereto (each, a “Seller,” and together, the “Sellers”) and Ocean Power Technologies, Inc., a Delaware corporation (“Buyer”).

RECITALS

WHEREAS, Sellers own all of the issued and outstanding shares of common stock, no par value and shares of preferred stock, no par value (the “Shares”) of Marine Advanced Robotics, Inc., a California corporation (“Company”); and

WHEREAS, Sellers wish to sell to Buyer, and Buyer wishes to purchase from Sellers, the Shares, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINED TERMS; INTERPRETATION

Section 1.01 Defined Terms. Capitalized terms used in this Agreement that are not otherwise defined in this Agreement are defined in Exhibit A.

Section 1.02 Interpretation. As used in this Agreement, except as otherwise indicated in this Agreement or as the context may otherwise require:

(a) the words “include”, “includes”, and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import;

(b) the word “or” is not exclusive, and the word “extent” in the phrase “to the extent” means the degree or proportion to which a subject or other thing extends, and such phrase shall not mean simply “if”;

(c) references to an “Article”, “Section”, “preamble”, “recital”, or any other subdivision, or to an “Appendix”, “Exhibit”, or “Schedule”, are to an article, section, preamble, recital, or subdivision of this Agreement, or to an appendix, exhibit, or schedule to this Agreement, respectively;

(d) the words “this Agreement”, “hereby”, “hereof”, “herein”, “hereunder”, and comparable words refer to all of this Agreement, including the Appendix, Exhibits, and Schedules to this Agreement, and not to any particular Article, Section, preamble, recital, or other subdivision of this Agreement or Appendix, Exhibit, or Schedule to this Agreement;

1

(e) any pronoun in masculine, feminine, or neuter form shall include each other gender;

(f) any word in the singular form includes the plural and vice versa;

(g) references to any agreement or other document are to such agreement or document as amended, modified, superseded, supplemented, and restated now or from time to time after the date of this Agreement;

(h) references to any Law are references to such Law as amended, modified, supplemented, and restated now or from time to time after the date of this Agreement, and to any corresponding provisions of successor Laws, and, unless the context requires otherwise, any reference to any statute shall be deemed also to refer to all rules and regulations promulgated and Orders issued thereunder;

(i) references to any Person include such Person’s respective permitted successors and permitted assigns;

(j) references to a “day” or number of “days” (without the explicit qualification of “Business”) refer to a calendar day or number of calendar days; and

(k) any financial or accounting term that is not otherwise defined in this Agreement shall have the meaning given such term under GAAP.

ARTICLE II
PURCHASE AND SALE

Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Sellers are selling to Buyer, and Buyer is purchasing from Sellers, the Shares, free and clear of any mortgage, pledge, lien, charge, security interest, claim, community property interest, option, equitable interest, restriction of any kind (including any restriction on use, voting, transfer, receipt of income, or exercise of any other ownership attribute), or other encumbrance (each, an “Encumbrance”), for the consideration specified in Section 2.02.

Section 2.02 Purchase Price.

(a) Purchase Price. The aggregate purchase consideration for the Shares and restrictive covenants set forth herein (collectively, the “Purchase Price”) shall be equal to: (i) Four Million No/100 Dollars ($4,000,000) (the “Base Amount”), plus (ii) 3,330,162 restricted shares (the “OPT Shares”) of Buyer’s common stock, par value $0.01 per share (the “OPT Common Stock”) based on the 30-Day Trailing VWAP, having an aggregate value of Seven Million and No/100 Dollars ($7,000,000) (the “Closing OPT Shares”), plus (iii) the Earnout Payment (defined below), if any.

2

(b) Estimated Closing Statement. Prior to Closing, Sellers delivered to Buyer a statement (the “Estimated Closing Statement”) setting forth in reasonable detail estimates of (i) the Closing Cash on Hand (the “Estimated Closing Cash on Hand”), (ii) the Closing Seller Transaction Expenses (the “Estimated Closing Seller Transaction Expenses”), and (iii) the Closing Payment (defined below) (the “Estimated Closing Payment”).

(c) Closing Payment. At the Closing, the Buyer shall (A) pay in cash the aggregate amount of the Purchase Price which is equal to (i) the Base Amount minus (ii) the Estimated Closing Seller Transaction Expenses, (B) cause the Company to pay the Estimated Closing Cash on Hand to Mark Gundersen (“Gundersen”) and (C) pay in cash the balance, if any, of the Gundersen Debt to Gundersen, to the extent the Estimated Closing Cash on Hand is less than the Gundersen Debt (collectively, the “Closing Payment”).

(d) Payment of Remaining Specified Indebtedness. In the event the Gundersen Debt is paid in full, the Conti Debt shall be repaid (A) first, using the remaining Estimated Closing Cash on Hand and (B) thereafter, using the cash received from the Existing Bookings. If the Conti Debt has not been repaid in full by April 30, 2022 through the cash received from the Existing Bookings, Buyer will repay the remaining balance of the Conti Debt.

Section 2.03 Contingent Additional Purchase Price.

(a) In addition to the Purchase Price payable to Sellers at the Closing, Sellers may be entitled to additional cash and OPT Common Stock consideration (the “Earnout Payment”), in an aggregate amount not to exceed $3,500,000. The Earnout Payment, if any, shall be payable by Buyer to Sellers, on the following terms and subject to the following conditions:

(i) (A) If the aggregate gross revenues of the Company that are attributable to New Bookings (as defined below) (“New Booking Revenue”) for the First Earnout Period (as defined below), as determined in good faith by Buyer, is at least $2,500,000, then Buyer shall pay $500,000 in cash and (B) if such New Booking Revenue is greater than $2,500,000, then Buyer shall issue the number additional shares of OPT Common Stock on a dollar for dollar basis up to a maximum value of $1,000,000 based on the amount that such New Booking Revenue exceeds $2,500,000 with the number of shares of OPT Common Stock based on the 30-Day Trailing VWAP as of the last day of the First Earnout Period; provided that, to the extent New Booking Revenue exceeds $3,500,000, such excess amount up to $1,500,000 shall be credited on a dollar for dollar basis and counted towards the calculation of the New Booking Revenue for the Second Earnout Period;

(ii) (A) if the New Booking Revenue for the Second Earnout Period (as defined below), as determined in good faith by Buyer is at least or to $5,700,000, then Buyer shall pay $500,000 in cash and (B) if such New Booking Revenue is greater than $5,700,000, then Buyer shall issue in the number of additional shares of OPT Common Stock on a dollar for dollar basis up to a maximum value of $1,500,000 based on the amount that such New Booking Revenue exceeds $5,700,000 with the number of shares of OPT Common Stock based on the 30-Day Trailing VWAP as of the last of the Second Earnout Period.

3

(b) Definitions. For the purposes of this Section 2.03:

(i) “New Booking” shall mean any customer contract entered into during the Earnout Period, by and between the Company and any customer to provide products or services in the ordinary course of the business of the Company, as determined and verified in good faith by Buyer; provided, that in the event such a contract or portion thereof is terminated or materially reduced at any time during the Earnout Period, the terminated or reduced portion of the contract shall not constitute a New Booking for purposes of this Agreement.

(ii) “First Earnout Period” means the period commencing on the Closing Date and ending on April 30, 2023.

(iii) “Second Earnout Period” means the period commencing on May 1, 2023 and ending on April 30, 2024.

(iv) “Earnout Period” means the First Earnout Period and the Second Earnout Period.

(c) Within forty-five (45) days following the last day of the First Earnout Period and the Second Earnout Period (as applicable), Buyer shall deliver a written statement to Sellers of its determination of the total amount of (i) the New Booking Revenue, and (ii) the Earnout Payment (if any) that is due to Sellers pursuant to this Section 2.03 (“Earnout Notice”). Such Earnout Notice shall be delivered to each Seller at the email address provided by such Seller at Closing and each Seller shall have ten (10) days from the delivery date of the Earnout Notice to contact the Company and confirm wiring instructions for payment of its portion of the Earnout Payment (if any). For the avoidance of doubt, New Booking Revenue measures orders for goods or services placed, and the associated revenue to be earned therefrom, rather than revenue actually received during a particular Earnout Period.

4

(d) If one or more Sellers dispute the Buyer’s determination of the New Booking Revenue and/or the amount (if any) of the Earnout Payment that is payable by Buyer to Sellers pursuant to this Section 2.03, then such Sellers shall deliver a written dispute notice (an “Earnout Dispute Notice”) to Buyer including a detailed explanation of the disputed amounts no later than ten (10) days after Sellers’ receipt of the Earnout Notice. Notwithstanding the Earnout Dispute Notice, if the Earnout Payments due to Sellers pursuant to Sections 2.03(a)(i)(A) or (a)(ii)(A) are undisputed (the “Undisputed Amount”), within ten (10) days of Sellers’ delivery of the Earnout Dispute Notice to Buyer, each Seller shall confirm wiring instructions for payment of its portion of the Earnout Payment with Buyer and Buyer shall pay to such Seller its portion of the Undisputed Amount by wire transfer of immediately available funds to an account or accounts designated by such Seller in writing. The parties shall endeavor in good faith to resolve the disputed amount of the Earnout Payment (the “Disputed Amount”) within twenty (20) days after Sellers deliver such Earnout Dispute Notice to Buyer. If the parties are unable to resolve the Disputed Amount within such 20-day period after Sellers deliver such Earnout Dispute Notice to Buyer, then either Buyer or Sellers may engage an Independent Accountant to resolve the Disputed Amount, and such determination by the Independent Accountant shall be final and binding upon the parties. The Independent Accountant shall determine only the Disputed Amount and may not assign a value to any Earnout Payment that is greater than the amount of the Earnout Payment as calculated by Sellers or less than the amount of the Earnout Payment as calculated by Buyer. The Independent Accountant’s determination shall be set forth in a written report which shall include an explanation of the reasons for its determination on the Earnout Payment and shall be final, non-appealable, binding and conclusive on the parties, absent manifest calculation error. The fees and expenses of any such Independent Accountant shall be paid by the party whose determination of the amount of the Earnout Payment (if any) differs from the final Earnout Payment (as determined by the Independent Accountant) by a greater absolute amount (disregarding whether such difference is a positive or a negative amount) than the determination of the other party, as determined by the Independent Accountant.

(e) Within ten (10) days after the final determination of the amount of the Earnout Payment (if any) that is payable by Buyer to Sellers pursuant to this Section 2.03, Buyer shall notify Sellers at the email addresses provided to Buyer of: (i) the aggregate cash portion (if any) of the Earnout Payment and the proportionate number of shares of OPT Common Stock the Sellers are entitled with respect to the Earnout Period. Each Seller shall have ten (10) days from the delivery date of the final determination notice to contact the Company and confirm wiring instructions for payment of its portion of the Earnout Payment (if any); provided however, if a Seller does not confirm wiring instructions within the applicable period, Buyer shall take reasonable steps to ensure delivery of the appropriate portion of the Earnout Payment to Seller, including sending notice to such Seller in accordance with Section 10.02 and copying Sellers’ counsel, Gundersen and Isabella Conti. In the event Seller fails to respond within one hundred twenty (120) days, Buyer shall have no obligation to pay such Seller’s portion of the Earnout Payment. For avoidance of doubt, shares issued pursuant to this Section 2.03 shall be unrestricted and freely tradeable.

Section 2.04 Working Capital Injections. In addition to the Purchase Price, Buyer shall provide $2,000,000 of working capital to the Company at the Closing (the “Initial Working Capital Injection”) and such Initial Working Capital Injection shall be used in accordance with the budget pre-approved by the Board of the Buyer prior to Closing. At a later date determined by Buyer, but in no event later than January 1, 2023, Buyer shall provide an additional $1,000,000 of working capital to the Company (the “Additional Working Capital Injection” and together with the Initial Working Capital Injection, the “Working Capital Injections”) and such Additional Working Capital Injection shall be used in accordance with a budget pre-approved by the Board of the Buyer. For avoidance of doubt, the calculations described in this Section 2.03 shall not include any Working Capital Injections provided by Buyer to the Company from date of the Closing through the last day of the Second Earnout Period.

5

ARTICLE III
CLOSING

Section 3.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement on the date of this Agreement (the “Closing Date”) at such place as the parties may mutually agree upon. The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. Central time on the Closing Date.

Section 3.02 Seller Closing Deliverables. Prior to or at the Closing, Sellers shall deliver, or cause to be delivered, to Buyer the following:

(a) stock certificates evidencing the Shares, free and clear of all Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank (or an affidavit of lost certificate certifying the stock certificate issued to Seller has been lost, stolen or destroyed);

(b) a certificate of the Secretary (or other officer) of the Company certifying that attached thereto are true and complete copies of the governing documents of the Company, including any amendments or restatements thereof, and that such governing documents are in full force and effect;

(c) the employment agreement between Buyer and Gundersen (the “Employment Agreement”), duly executed by Gundersen;

(d) the consulting agreement between Buyer and Ugo Conti (the “Consulting Agreement”), duly executed by Ugo Conti;

(e) the agreement between Buyer and Isabella Conti (“Observer”) allowing Observer to attend, in a non-voting observer capacity, all meetings of the board of directors of Buyer (the “Board”) and any and all Committees for the purposes of permitting Observer to have current information with respect to the affairs of Buyer and the actions taken by the Board and Observer to provide input and advice with respect thereto, duly executed by Observer (the “Observer Agreement”);

(f) resignations of the directors and officers of the Company, effective as of the Closing Date;

(g) a certificate of good standing for the Company from the California Secretary of State or similar Governmental Authority of the jurisdiction under the Laws in which the Company is organized;

6

(h) a certificate pursuant to Treasury Regulations Section 1.1445-2(c) from the Company is not, nor has it been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(a) of the Internal Revenue Code (as amended, the “Code”);

(i) an email address of each Seller for notices regarding Earnout Payments (if any) under Section 2.03;

(j) signature cards to all of the Company’s bank accounts; and

(k) such other instruments of sale, assignment or transfer reasonably required by Buyer.

Section 3.03 Buyer’s Deliveries. Prior to or at the Closing, Buyer shall deliver the following to Sellers:

(a) a certificate of the Secretary (or other officer) of Buyer certifying (i) that attached thereto are true and complete copies of all resolutions of the board of directors of Buyer authorizing the execution, delivery, and performance of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, and that such resolutions are in full force and effect, and (ii) the names, titles, and signatures of the officers of Buyer authorized to sign this Agreement and the other Transaction Documents to which it is a party;

(b) the Closing Payment in accordance with Section 2.02(c), in immediately available funds by wire transfer to an account or accounts of each Seller as designated by such Seller prior to the Closing;

(c) the amount owed, if any, in satisfaction of the Gundersen Debt and if available, the Conti Debt in accordance with Section 2.02(d), in immediately available funds by wire transfer to an account or accounts of each payee as designated by such payee prior to the Closing;

(d) the Initial Working Capital Injection;

(e) evidence of the book entry position of each Seller at the transfer agent for the OPT Common Stock for their respective Closing OPT Shares;

(f) the Employment Agreement, duly executed by Buyer;

(g) the Consulting Agreement, duly executed Buyer;

(h) the Observer Agreement, duly executed by Buyer;

7

(i) such other instruments of sale, assignment or transfer reasonably required by Sellers; and

(j) in addition to the payments described in Section 3.03(b) and 3.03(c), Buyer shall make, or cause to be made, the following payments, on behalf of Sellers and/or the Company, to the applicable payees of the Closing Seller Transaction Expenses, such amounts as set forth in the Estimated Closing Statement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller, solely with respect to himself or itself, represents and warrants to Buyer that the statements contained in this Article IV are true and correct as of the date hereof. For purposes of this Article IV, “Seller’s knowledge,” “knowledge of Seller,” and any similar phrases shall mean the actual knowledge of the Seller, after due inquiry.

Section 4.01 Authority of the Sellers. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by such Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and each Transaction Document to which Seller is a party constitute legal, valid, and binding obligations of Seller, enforceable against such Seller in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and the availability of injunctive relief, specific performance and other general principles of equity (whether applied in a proceeding at law or in equity).

Section 4.02 Ownership of Shares. Seller is the record owner of and has good and valid title to the Shares as set forth on Schedule A, free and clear of all Encumbrances. Upon the transfer, assignment and delivery of the Shares and payment thereof in accordance with the terms of this Agreement, Buyer shall own all of the Shares, free and clear of all Encumbrances.

Section 4.03 No Conflict. The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which such Seller is a party, and the consummation of the transactions contemplated hereby and thereby, do not conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of such Seller.

Section 4.04 Legal Proceedings. There are no Actions pending or, to Seller’s Knowledge, threatened (a) by or against such Seller or any Affiliate of such Seller and relating to the Company; or (b) against such Seller or any Affiliate of such Seller that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

8

Section 4.05 Securities and Investment Matters. Seller represents the following:

(a) Seller has such knowledge, skill and experience in business, financial and investment matters that Seller is capable of evaluating the merits and risks of an investment in the OPT Common Stock. With the assistance of Seller’s own professional advisors, to the extent that Seller has deemed appropriate, Seller has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the OPT Common Stock. Seller has considered the suitability of the OPT Common Stock as an investment in light of its own circumstances and financial condition and Seller is able to bear the risks associated with an investment in the OPT Common Stock.

(b) Seller is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Seller agrees to furnish any additional information requested by Buyer or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the investment in the OPT Common Stock.

(c) Seller is acquiring the OPT Shares solely for Seller’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the OPT Common Stock. Seller understands that the OPT Shares have not been registered under the Securities Act or any securities, “blue sky” or other similar laws of such jurisdiction by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of Seller and of the other representations made by Seller in this Agreement. Seller understands that Buyer is relying upon the representations and agreements contained in this Agreement for the purpose of determining whether this transaction meets the requirements for such exemptions.

(d) Seller understands that the OPT Shares are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the SEC provide in substance that Seller may dispose of the OPT Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom Seller further understands that its ability to dispose of the OPT Shares will be subject to the restrictions contained in Section 6.04 hereof.

Section 4.06 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Seller.

ARTICLE V
REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

The Key Sellers represent and warrant to Buyer that the statements contained in this Article V are true and correct as of the date hereof. For purposes of this Article V, “Key Sellers’ knowledge,” “knowledge of Key Seller,” and any similar phrases shall mean the actual knowledge of each Key Seller. The term “Disclosure Schedules” means the disclosure schedules delivered by Sellers concurrently with the execution, closing, and delivery of this Agreement.

9

Section 5.01 Organization, Authority, and Qualification of the Company. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the state of California and has full corporate power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as it has been and is currently conducted. Section 5.01 of the Disclosure Schedules sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

Section 5.02 Capitalization.

(a) The authorized shares of the Company consist of 20,000,000 shares of common stock, no par value (the “Common Stock”) and 5,000,000 shares of preferred stock, no par value (the “Preferred Stock”), of which 4,595,278 shares of Common Stock and 2,250,000 shares of Preferred Stock are issued and outstanding and constitute the Shares. All of the Shares have been duly authorized, are validly issued, and are owned of record and beneficially by Sellers, free and clear of all Encumbrances.

(b) All of the Shares were issued in compliance with applicable Laws. None of the Shares were issued in violation of any agreement or commitment to which any Seller or the Company is a party or is subject to or in violation of any preemptive or similar rights of any individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity (each, a “Person”).

(c) There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating Seller or the Company to issue or sell any shares of capital stock of, or any other interest in, the Company. The Company does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

Section 5.03 No Subsidiaries. The Company does not own, or have the right to acquire, an ownership interest in any other Person.

10

Section 5.04 No Conflicts or Consents. The execution, delivery, and performance by each Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the articles of incorporation, bylaws, or other governing documents of the Company; (b) violate or conflict in any material respect with any provision of any statute, law, ordinance, regulation, rule, code, treaty, or other requirement of any Governmental Authority (collectively, “Law”) or any order, writ, judgment, injunction, decree, determination, penalty, or award entered by or with any Governmental Authority (“Governmental Order”) applicable to any Seller or the Company; (c) require the consent, notice, or filing with or other action by any Person or require any Permit, license, or Governmental Order; (d) violate or conflict with in any material respect, result in the acceleration of, or create in any party the right to accelerate, terminate, or modify any contract, lease, deed, mortgage, license, instrument, note, indenture, joint venture, or any other agreement, commitment, or legally binding arrangement, whether written or oral (collectively, “Contracts”), to which any Seller or the Company is a party or by which any Seller or the Company is bound or to which any of their respective properties and assets are subject; or (e) result in the creation or imposition of any Encumbrance on any properties or assets of the Company.

Section 5.05 Financial Statements. Complete copies of the Company’s financial statements consisting of the balance sheet of the Company as at December 31 in each of the years 2020 and 2019 and the related statements of income and retained earnings, stockholders’ equity, and cash flow for the years then ended, as well as balance sheets as at September 30, 2021, and the related statements of income and retained earnings, stockholders’ equity, and cash flow for the nine-month period then ended (the “Financial Statements”), are included in Section 5.05 of the Disclosure Schedules. The Financial Statements are based on the books and records of the Company and fairly present the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The balance sheet of the Company as of December 31, 2020 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date” and the balance sheet of the Company as of September 30, 2021 is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date”. The Financial Statements have been prepared on using the cash basis method of accounting.

Section 5.06 Undisclosed Liabilities. The Company has no liabilities, obligations, or commitments of any nature whatsoever, whether asserted, known, absolute, accrued, matured, or otherwise (collectively, “Liabilities”) of a nature required to be included on a balance sheet prepared in accordance with the Company’s past accounting practices, except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, or (b) those listed in Section 5.06 of the Disclosure Schedules. Section 5.06 of the Disclosure Schedules also sets forth (i) all of the Company’s current outstanding Indebtedness, and (ii) all of the Company’s current accounts payable. Each of the Company’s COVID-19 Economic Injury Disaster Loan and Payment Protection Program Loan has been repaid or forgiven in its entirety.

11

Section 5.07 Absence of Certain Changes, Events, and Conditions. Since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to the Company, any change, event, condition, or development that is, or could reasonably be expected to be, individually or in the aggregate, materially adverse to the business, results of operations, condition (financial or otherwise), or assets of the Company. Without limiting the generality or effect of the foregoing, from the Balance Sheet Date through the Closing Date, except as disclosed in Section 5.07 of the Disclosure Schedules, neither the Company nor any Seller has:

(a) disposed of any of the Shares;

(b) changed any salaries, sales commissions or other compensation of, or paid any bonuses or extraordinary compensation to, any current or former director, officer, employee, sales representative, consultant or stockholder of the Company, or entered into any employment, severance or similar agreement with any current or former director, officer, employee, sales representative, consultant or stockholder of the Company;

(c) adopted or increased any benefits under any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other Benefit Plan for or with any of its employees;

(d) entered into any transaction, Contract or commitment outside of the ordinary course of business consistent with past practice, or canceled or waived any claim or right outside the ordinary course of business consistent with past practice;

(e) modified or amended in any material respect or terminated any Contract;

(f) entered into, terminated, or received notice of termination of any Contract or transaction;

(g) changed any of its accounting or tax methods, policies, practices, or principles, changed its reserve or accrual amounts or policies, changed any depreciation or amortization policies or previously adopted rates, made or changed any Tax election, filed any amended Tax Return, entered into any closing agreement, settled any Tax claim, consented to any extension or waiver of any limitation period applicable to Taxes, changed any accounting period, or written-off as uncollectible any accounts receivables;

(h) changed any working capital practice, including accelerated any collections of cash or accounts receivables or deferred or delayed payments or failed to make timely accruals, including with respect to accounts payable and Liabilities incurred in the ordinary course of business consistent with past practice;

(i) amended the certificate of incorporation, bylaws or other organizational documents of the Company;

(j) sold, leased or otherwise disposed of any material asset or property, including any Intellectual Property, in excess of Twenty-Five Thousand Dollars ($25,000), outside the ordinary course of business consistent with past practice;

12

(k) (A) issued any Company capital stock or issued or granted any option, warrant, registration right, convertible security or other right to acquire or sell any Company capital stock, (B) retired, redeemed, purchased, withdrawn or otherwise acquired for value any Company equity (including the purchase of warrants, rights, or other options to acquire such interests), or (C) declared or paid any dividends or made any distributions or other payments with respect to any of Company capital stock;

(l) delayed or postponed the payment of accounts payable and other Liabilities;

(m) created, incurred, assumed or otherwise become liable for any capitalized lease obligations;

(n) created, incurred, assumed or otherwise become liable for any indebtedness;

(o) granted or suffered to exist any Encumbrance on any of its assets or the Shares;

(p) terminated or closed any facility, business or operation of the Company;

(q) settled, released or forgiven any claim or litigation or waived any right thereto that relates to the Shares or any of the assets of the Company;

(r) taken any action that decreased, removed, sold or otherwise disposed of, or pledged or granted any security interest in, any non-cash assets; or

(s) agreed, whether verbally or in writing, to do any of the foregoing.

In addition, since the Balance Sheet Date, there has not occurred any material damage, destruction or casualty loss (whether or not covered by insurance) with respect to any of the assets of the Company. Since the Balance Sheet Date, there has not been any event, occurrence, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect on the Company.

Section 5.08 Contracts.

(a) Section 5.08(a) of the Disclosure Schedules lists each Contract to which the Company is a party, including, without limitation, the following:

(i) any lease (whether of real or personal property), including all capitalized lease obligations;

13

(ii) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets that provides for aggregate payments by the Company in excess of Ten Thousand Dollars ($10,000);

(iii) any sales, distribution or other similar agreement providing for the sale by the Company of materials, supplies, goods, services, equipment or other assets that provides for aggregate payments to the Company in excess of Ten Thousand Dollars ($10,000);

(iv) any partnership, joint venture, strategic alliance or other similar agreement or arrangement;

(v) any Contract pursuant to which any third party has rights to own or use any material asset of the Company, including any Company Intellectual Property;

(vi) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) or granting to any Person, by the Company or any Seller, a right of first refusal, first offer or other right to purchase any of the Shares or other equity of the Company;

(vii) any agreement relating to indebtedness (including performance, suretyship and other bonds and, in any case, whether incurred, assumed, guaranteed or secured by any asset);

(viii) any license, franchise or similar agreement;

(ix) any agency, dealer, sales representative, marketing, or other similar agreement;

(x) any Contract that may not be terminated by the Company without payment of penalty on less than ninety (90) days’ prior notice;

(xi) any Contract or agreement with any stockholder, director, officer, employee or Affiliate of the Company, any Seller, or with any Affiliate of the Company or any Seller;

(xii) any management service, consulting, or any other similar type of agreement;

(xiii) any warranty, guaranty, pledge, performance or completion bond or other similar undertaking with respect to any contractual performance (or the Company’s standard forms of any of the foregoing) or agreement to indemnify any Person;

14

(xiv) any employment, deferred compensation, severance, bonus, retirement or other similar agreement or Benefit Plan (including in respect of any advances or loans to any employees);

(xv) any collective bargaining agreement or Contract with any labor union;

(xvi) any Contract containing covenants that (1) relate to the confidentiality or non-disclosure of certain information by the Company, (2) restricts the Company’s ability to freely engage in any line of business or compete with any Person or hire any Person, (3) restricts any Person from competing with the Company or soliciting employees or customers from the Company, (4) requires any Person to purchase or sell a stated portion of its requirements or output from or to another Person or (5) imposes any exclusivity obligation with respect to the Company’s sale or purchase of goods or services; or

(xvii) to the extent not disclosed pursuant to clauses (i) through (xvi) above, any other Contract not made in the ordinary course of business that is material to the Company or the business as currently conducted.

(b) Each Contract disclosed in Section 5.08 of the Disclosure Schedules is a valid and binding agreement of the Company and, to the Key Sellers’ Knowledge, each other party thereto, enforceable in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (whether applied in a proceeding at law or in equity). Neither the Company nor, to the Key Sellers’ Knowledge, any other party to any such Contract is in default or breach (with or without due notice or lapse of time or both) in any material respect under the terms of any such Contract. To the Key Sellers’ Knowledge, there is no event, occurrence, condition or act which, individually or in the aggregate, with the giving of notice or the passage of time or both, or the happening of any other event or condition, could reasonably be expected to become a material breach or event of default under any such Contract. The Company has not given to or received from any other Person, at any time since the Balance Sheet Date, any notice or other communication (whether oral or written) regarding any actual or alleged violation or breach of, or default in any material respect under the terms of any such Contract. Sellers have delivered (or caused to be delivered) or made available to Buyer true and complete originals or copies of all Contracts.

15

Section 5.09 Real Property; Title to Assets.

(a) The Company does not own, and has never owned, any real property. Section 5.09(a) of the Disclosure Schedules lists all real property in which the Company has a leasehold (or subleasehold) interest (together with all buildings, structures, and improvements located thereon, the “Real Property”), including: (i) the street address of each parcel of Real Property; (ii) for Real Property that is leased or subleased by the Company, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease, and any termination or renewal rights of either party; and (iii) the current use of each parcel of Real Property. Sellers have delivered (or caused to be delivered) or made available to Buyer true and complete originals or copies of all Contracts relating to the Real Property.

(b) The Company has good and valid leasehold interest in all Real Property and personal property and other assets reflected in the Financial Statements or acquired after the Balance Sheet Date (other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date). All Real Property and such personal property and other assets are free and clear of Encumbrances.

(c) The Company is not a sublessor or grantor under any sublease or other instrument granting to any other Person any right to possess, lease, occupy, or use any leased Real Property. The use of the Real Property in the conduct of the Company’s business does not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit, or agreement and, to the Key Sellers’ Knowledge, no material improvements constituting a part of the Real Property encroach on real property owned or leased by a Person other than the Company.

Section 5.10 Intellectual Property.

(a) “Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) issued patents and patent applications; (ii) trademarks, service marks, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing; (iii) copyrights, including all applications and registrations; (iv) trade secrets, know-how, inventions (whether or not patentable), technology, and other confidential and proprietary information and all rights therein; (v) internet domain names and social media accounts and pages; and (vi) other intellectual or industrial property and related proprietary rights, interests, and protections.

(b) Section 5.10(b) of the Disclosure Schedules lists all issued patents, registered trademarks, domain names and copyrights, and pending applications for any of the foregoing and all material unregistered Intellectual Property that are owned by the Company and are used or held for use in connection with the Company’s business as currently conducted (the “Company IP Registrations”). The Company owns or has the valid and enforceable right to use all Intellectual Property used or held for use in or necessary for the conduct of the Company’s business as currently conducted or proposed to be conducted (the “Company Intellectual Property”), free and clear of all Encumbrances. All of the Company Intellectual Property is valid and enforceable, and all Company IP Registrations are subsisting and in full force and effect. The Company has taken commercially reasonable steps to maintain and enforce the Company Intellectual Property. All of the Intellectual Property necessary for or used in the conduct of the Company’s business as presently conducted and as historically conducted during the twenty-four (24) month period immediately preceding the Closing Date are set forth in Schedule 5.10(b) of the Disclosure Schedules.

16

(c) To the knowledge of Key Sellers, the conduct of the Company’s business as currently and formerly conducted has not infringed, misappropriated, or otherwise violated and will not infringe, misappropriate, or otherwise violate the Intellectual Property or other rights of any Person. To the knowledge of Key Sellers, no Person has infringed, misappropriated, or otherwise violated any Company Intellectual Property. No Intellectual Property listed or required to be listed in Section 5.10(b) of the Disclosure Schedules is subject to any outstanding Order or agreement restricting the use thereof by the Company or restricting the licensing thereof by the Company to any Person, other than with respect to standard and customary restrictions associated with commercially available third party software to which the Company has a valid right to use in connection with its business.

Section 5.11 Accounts Receivable. The accounts receivable reflected on the Interim Balance Sheet and the accounts receivable arising after the date thereof (a) have arisen from bona fide transactions entered into by the Company involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; (b) constitute only valid, undisputed claims of the Company not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice; and (c) subject to a reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the Company, are collectible in full within ninety (90) days after billing. The reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the Company have been determined in accordance with the Company’s past account practices consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes. Section 5.11 of the Disclosure Schedules sets forth the accounts receivable of the Company as of the date hereof.

Section 5.12 Material Customers and Suppliers.

(a) Section 5.12(a) of the Disclosure Schedules sets forth each customer who has paid aggregate consideration to the Company for goods or services rendered in an amount greater than or equal to $50,000 for each of the years ended December 31, 2019 and 2020 (collectively, the “Material Customers”). The Company has not received any written notice that any of its Material Customers has ceased, or intends to cease after the Closing, to purchase or use its goods or services or to otherwise terminate or materially reduce its relationship with the Company, and to the Key Sellers’ Knowledge, there has been no threat to cease purchasing or using its goods or services or to otherwise terminate or materially reduce its relationship with the Company.

17

(b) Section 5.12(b) of the Disclosure Schedules sets forth each supplier to whom the Company has paid consideration for goods or services rendered in an amount greater than or equal to $5,000 for each of the years ended December 31, 2019 and 2020 (collectively, the “Material Suppliers”). The Company has not received any written notice that any of its Material Suppliers has ceased, or intends to cease, to supply goods or services to the Company or to otherwise terminate or materially reduce its relationship with the Company, and to the Key Sellers’ Knowledge, there has been no threat to cease supplying goods or services or to otherwise terminate or materially reduce its relationship with the Company.

Section 5.13 Insurance.

(a) Section 5.13 of the Disclosure Schedules sets forth a true and complete list of all current policies or binders of insurance maintained by Sellers or their Affiliates (including the Company) and relating to the assets, business, operations, employees, officers, and directors of the Company (collectively, the “Insurance Policies”). Sellers have provided Buyer with true and correct copies of all such Insurance Policies. Such Insurance Policies: (i) are in full force and effect; (ii) are valid and binding in accordance with their terms; (iii) are provided by carriers who are financially solvent; and (iv) have not been subject to any lapse in coverage. The Company has not received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have been paid in the ordinary course of business consistent with past practice. To the Key Sellers’ Knowledge, the Company is not in default under, or has not otherwise failed to comply with, in any material respect, any provision contained in any Insurance Policy. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Company and are sufficient for compliance with all applicable Laws and Contracts to which the Company is a party or by which it is bound. For purposes of this Agreement: (x) “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; and (y) the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

(b) Section 5.13 of the Disclosure Schedules sets forth, by year, for the current policy year and each of the three (3) preceding policy years:

(i) a summary of the terms of each policy of insurance, including its coverage, limits, deductibles, premiums and loss experience;

(ii) a statement describing each claim retained by the Company or made under a policy of insurance for an amount in excess of $5,000, which sets forth:

(A) the name of the claimant;

18

(B) a description of the policy by insurer, type of insurance, and period of coverage; and

(C) the amount and a brief description of the claim; and

(iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

Section 5.14 Legal Proceedings; Governmental Orders.

(a) Except as disclosed in Section 5.14 of the Disclosure Schedules, there are no claims (whether in contract or tort), actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigation, citations, summons, subpoenas, or investigations of any nature, whether at law or in equity (collectively, “Actions”) pending or, to the Key Sellers’ Knowledge, threatened against or by the Company: (i) relating to or affecting the Company or any of the Company’s properties or assets or (ii) that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement.

(b) There are no outstanding, and the Company is in compliance with, in all material respects, all Governmental Orders against, relating to, or affecting the Company or any of its properties or assets.

Section 5.15 Compliance with Laws; Permits.

(a) The Company has complied, and is now complying, in all material respects with all Laws applicable to it or its business, properties, or assets. To the Key Sellers’ Knowledge, there is no fact, circumstance, condition or situation existing which, after notice or lapse of time or both, would constitute material noncompliance with respect to any applicable Law. To the Key Sellers’ Knowledge, there is not any present requirement of any applicable Law that is due to be imposed on the Company or its business and is reasonably likely to increase the cost of complying with such applicable Law.

(b) All material permits, licenses, franchises, approvals, registrations, certificates, variances, and similar rights obtained, or required to be obtained from Governmental Authorities (collectively, “Permits”) that are required for the lawful operation of the business of the Company as currently conducted, including, without limitation, owning or operating any of the Real Property, have been obtained and are valid and in full force and effect. Section 5.15(b) of the Disclosure Schedules lists all current Permits issued to the Company, and to the Key Sellers’ Knowledge, no event has occurred that would reasonably be expected to result in the revocation or lapse of any such Permit.

19

Section 5.16 Environmental Matters.

(a) To the Key Sellers’ Knowledge, the Company has complied, and is now complying, in all material respects with all Environmental Laws. The Company has not received notice from any Person that the Company, its business or assets, or any real property currently or formerly owned, leased, or used by the Company is or may be in violation of any Environmental Law or any applicable Law regarding Hazardous Substances.

(b) To the Key Sellers’ Knowledge, there has not been any spill, leak, discharge, injection, escape, leaching, dumping, disposal, or release of any kind of any Hazardous Substances in material violation of any Environmental Law: (i) with respect to the business or assets of the Company as currently conducted; or (ii) at, from, in, adjacent to, or on any real property currently or formerly owned, leased, or used by the Company. To the Key Sellers’ Knowledge, there are no Hazardous Substances in, on, about, or migrating to any real property currently or formerly owned, leased, or used by the Company, and such real property is not affected in any way by any Hazardous Substances.

(c) As used in this Agreement: (i) “Environmental Laws” means all Laws, now or hereafter in effect, in each case as amended or supplemented from time to time, relating to the regulation and protection of human health, safety, the environment, and natural resources, including any federal, state, or local transfer of ownership notification or approval statutes; and (ii) “Hazardous Substances” means: (A) “hazardous materials,” “hazardous wastes,” “hazardous substances,” “industrial wastes,” or “toxic pollutants,” as such terms are defined under any Environmental Laws; (B) any other hazardous or radioactive substance, contaminant, or waste; and (C) any other substance with respect to which any Environmental Law or Governmental Authority requires environmental investigation, regulation, monitoring, or remediation.

Section 5.17 Employee Benefit Matters.

(a) Section 5.17(a) of the Disclosure Schedules contains a true and complete list of each “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (as amended, and including the regulations thereunder, “ERISA”), whether or not written and whether or not subject to ERISA, and each supplemental retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, equity, change in control, retention, severance, salary continuation, and other similar agreement, plan, policy, program, practice, or arrangement which is or has been established, maintained, sponsored, or contributed to by the Company or under which the Company has or may have any Liability (each, a “Benefit Plan”).

(b) For each Benefit Plan, Sellers have made available to Buyer accurate, current, and complete copies of each of the following: (i) the plan document with all amendments, or if not reduced to writing, a written summary of all material plan terms; (ii) any written contracts and arrangements related to such Benefit Plan, including trust agreements or other funding arrangements, and insurance policies, certificates, and contracts; (iii) in the case of a Benefit Plan intended to be qualified under Section 401(a) of the Code, the most recent favorable determination or national office approval letter issued by the Internal Revenue Service and any legal opinions issued thereafter with respect to the Benefit Plan’s continued qualification; (iv) the most recent Form 5500 filed with respect to such Benefit Plan; and (v) any material notices, audits, inquiries, or other correspondence from, or filings with, any Governmental Authority relating to the Benefit Plan.

20

(c) To the Key Sellers’ Knowledge, each Benefit Plan and related trust has been established, administered, and maintained in accordance with its terms and in substantial compliance with all applicable Laws (including ERISA and the Code). To the Key Sellers’ Knowledge, nothing has occurred with respect to any Benefit Plan that has subjected or could reasonably be expected to subject the Company or, with respect to any period on or after the Closing Date, Buyer or any of its Affiliates, to a civil action, penalty, surcharge, or Tax under applicable Law or which would jeopardize the previously-determined qualified status of any Benefit Plan. To the Key Sellers’ Knowledge, all benefits, contributions, and premiums relating to each Benefit Plan have been timely paid in accordance with the terms of such Benefit Plan and all applicable Laws and accounting principles. To the Key Sellers’ Knowledge, benefits accrued under any unfunded Benefit Plan have been paid, accrued, or adequately reserved for to the extent required.

(d) To the Key Sellers’ Knowledge, the Company has not incurred, and does not reasonably expect to incur: (i) any Liability under Title I or Title IV of ERISA, any related provisions of the Code, or applicable Law relating to any Benefit Plan; or (ii) any Liability to the Pension Benefit Guaranty Corporation. To the Key Sellers’ Knowledge, no complete or partial termination of any Benefit Plan has occurred or is expected to occur.

(e) The Company has not now or at any time within the previous six years contributed to, sponsored, or maintained: (i) any “multiemployer plan” as defined in Section 3(37) of ERISA; (ii) any “single-employer plan” as defined in Section 4001(a)(15) of ERISA; (iii) any “multiple employer plan” as defined in Section 413(c) of the Code; (iv) any “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA; (v) a leveraged employee stock ownership plan described in Section 4975 (e)(7) of the Code; or (vi) any other Benefit Plan subject to required minimum funding requirements.

(f) Other than as required under Sections 601 to 608 of ERISA or other applicable Law, no Benefit Plan provides post-termination or retiree welfare benefits to any individual for any reason.

(g) Neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will, either alone or in combination with any other event: (i) entitle any current or former director, officer, employee, independent contractor, or consultant of the Company to any severance pay, increase in severance pay, or other payment; (ii) accelerate the time of payment, funding, or vesting, or increase the amount of compensation (including stock-based compensation) due to any such individual; (iii) limit or restrict the right of the Company to amend or terminate any Benefit Plan; (iv) increase the amount payable under any Benefit Plan; (v) result in any “excess parachute payments” within the meaning of Section 280G(b) of the Code; or (vi) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code.

21

Section 5.18 Employment Matters.

(a) Section 5.18(a) of the Disclosure Schedules lists: (i) all employees, independent contractors, and consultants of the Company; and (ii) for each individual described in clause (i), (A) the individual’s title or position, hire date, and compensation, (B) any Contracts entered into between the Company and such individual, and (C) the fringe benefits provided to each such individual. All compensation payable to all employees, independent contractors, or consultants of the Company for services performed on or prior to the Closing Date have been paid in the ordinary course of business consistent with past practice.

(b) The Company is not, and has not been, a party to or bound by any collective bargaining agreement or other Contract with a union or similar labor organization (collectively, “Union”), and no Union has represented or purported to represent any employee of the Company. There has never been, nor has there been any threat of, any strike, work stoppage, slowdown, picketing, or other similar labor disruption or dispute affecting the Company or any of its employees.

(c) To the Key Sellers’ Knowledge, the Company is, and has been at all times, in compliance in all material respects with all applicable Laws and Orders regarding employment and employment practices, the terms and conditions of employment, non-discrimination, equal employment opportunity, affirmative action, collective bargaining, payment of social security, occupational safety and health, wages and hours, plant closing and workers compensation, including but not limited to the Immigration Reform and Control Act, Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, the Age Discrimination in Employment Act, the Americans with Disability Act, the Family Medical & Leave Act, the National Labor Relations Act, the California Labor Code and regulations promulgated thereunder, the WARN Act, ERISA, the Code and any other applicable Law governing, touching upon or concerning the employment relationship, including any foreign Laws corresponding or similar to the foregoing. To the Key Sellers’ Knowledge, the Company has not engaged at any time during the past three (3) years, and is not currently engaging, in any unfair labor practice. There are not any pending or, to the Key Sellers’ Knowledge, threatened charges, claims, complaints, administrative complaints, or lawsuits alleging (i) breach of an employment Contract (whether in fact, expressed or implied), (ii) a claim for workers’ compensation, (iii) any tort such as invasion of privacy, defamation, or intentional infliction of emotional distress, or (iv) any violation of any employment Law, regulation or statute, including, but not limited to, the statutes and Laws cited in this Section 5.18(a). The Company is not currently subject to any complaints, charges, claims, consent decrees, judgments, arbitration awards, or Orders from any Governmental Authority concerning any applicable Laws regarding employment and employment practices, the terms and conditions of employment, non-discrimination, equal employment opportunity, affirmative action, collective bargaining, payment of social security, occupational safety and health, wages and hours, plant closing, workers compensation, or any and all of the employment Laws, regulations or statutes cited above.

22

(d) The Company is, and for the preceding three (3) years has been, in compliance in all material respects with all applicable Laws pertaining to or relating to the migration of foreign nationals across borders, whether temporarily or permanently, and the Company’s employees and contractors have verified their legal right to work in the applicable jurisdiction of their employment through documents consistent with such Laws, including through Form I-9s.

(e) To the Key Sellers’ Knowledge, no employee, officer or director of the Company is a party to, or is otherwise bound by, any confidentiality, non-competition, proprietary rights agreement or similar agreement that would affect (i) the performance of his or her duties as an employee, officer or director or (ii) the ability of Buyer to conduct the business of the Company as currently conducted after the Closing Date.

(f) The Company has not incurred any Liability under the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any similar local, state or foreign Law in the three year period preceding the Closing Date, and any requisite periods under the WARN Act (or its local, state or foreign Law equivalent) have expired. During the ninety (90) day period ending on the Closing Date, the Company has terminated zero employees.

Section 5.19 Taxes.

(a) Except as disclosed in Section 5.19(a) of the Disclosure Schedules, all returns, declarations, reports, information returns and statements, and other documents relating to Taxes (including amended returns and claims for refund) (collectively, “Tax Returns”) required to be filed by the Company on or before the Closing Date have been timely filed. Such Tax Returns are true, correct, and complete in all material respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been timely paid. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company. Section 5.19(a) of the Disclosure Schedules includes copies of all Tax Returns and examination reports of the Company and statements of deficiencies assessed against, or agreed to by, the Company for all Tax periods ending after 2016. The term “Taxes” means all federal, state, local, foreign, and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto.

(b) The Company has not been a member of an affiliated, combined, consolidated, or unitary Tax group for Tax purposes. The Company has no Liability for Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local, or foreign Law), as transferee or successor, by contract, or otherwise.

23

(c) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company.

(d) The Company is not, nor has it been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(a) of the Code.

(e) The Company is not a party to or bound by any Tax allocation or Tax-Sharing Agreement and has no contractual obligation to indemnify any other person with respect to Taxes.

(f) No adjustment for any Taxes has been (A) proposed, asserted or assessed in writing against the Company (or any affiliated, consolidated, combined, unitary or similar group that includes the Company), or (B) to the Key Sellers’ Knowledge, proposed informally or threatened, by any Tax authority with respect to the Company (or any affiliated, consolidated, combined, unitary or similar group that includes the Company);

(g) There are no pending or, to the Key Sellers’ Knowledge, threatened Tax proceedings or claims for the assessment or collection of Taxes against the Company (or any affiliated, consolidated, combined, unitary or similar group that includes the Company).

(h) There are no outstanding waivers or agreements (other than valid extensions) extending the statute of limitations for any period with respect to any Tax to which the Company (or any affiliated, consolidated, combined, unitary or similar group that includes the Company) may be subject nor have any such waivers or agreements been requested.

(i) No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Company (or any affiliated, consolidated, combined, unitary or similar group that includes the Company).

Section 5.20 Affiliate Transactions.

(a) Except as set forth in Section 5.20 of the Disclosure Schedules, there are no outstanding Contracts, payables, receivables, loans, advances or other similar accounts between the Company, on the one hand, and any of its directors, officers, employees, stockholders or other Affiliates, on the other hand;

(b) To the Key Sellers’ Knowledge, no director, officer or employee of the Company possesses, directly or indirectly, any ownership interest in, or is a manager, director, officer or employee of, any Person which is a supplier, customer, lessor, lessee, licensor, developer or competitor of the Company; and

24

(c) No shareholder, officer, employee or other Affiliate of the Company has any interest in any property or assets, real or personal, tangible or intangible, used in or pertaining to the business of the Company as currently conducted.

Section 5.21 OSHA Compliance. To the Key Sellers’ Knowledge, the Company has duly complied with, and its facilities, business, assets, and property are in compliance in all material respects with, the provisions of the federal Occupational Safety and Health Act, as amended (or any corresponding or similar provision of state, local or foreign Law). The Company has not received any citations, notices, or orders of noncompliance under the federal Occupational Safety and Health Act, as amended (or any corresponding or similar provision of state, local or foreign Law), relating to the Company or the business.

Section 5.22 Payments; Export Control and Antiboycott Laws.

(a) To the Key Sellers’ Knowledge, neither the Company nor any director, officer or employee of the Company, or, to Key Sellers’ Knowledge, agent of the Company or any other Person associated with or acting for or on behalf of the Company, has directly or indirectly established or maintained any fund or asset for the benefit of the Company that has not been recorded in the books and records of the Company; or

(b) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, regardless of form, whether in money, property, or services (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, (C) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (D) in violation of any Law.

(c) To the Key Sellers’ Knowledge, the Company has at all times been in compliance in all material respects with all Laws relating to export control and trade embargoes.

(d) The Company has not violated the antiboycott prohibitions contained in 50 U.S.C. sect. 2401 et seq. (or any corresponding or similar provision of state, local or foreign Law) or taken any action that can be penalized under Section 999 of the Code (or any corresponding or similar provision of state, local or foreign Law).

Section 5.23 Books and Records. The minute books and stock record books of the Company, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with reasonable business practices. The minute books of the Company contain accurate and materially complete records of all meetings, and actions taken by written consent of, the stockholders, the board of directors and any committees of the board of directors of the Company, and no meeting, or material action taken by written consent, of any such stockholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

25

Section 5.24 Business Backlog and Proposals.

(a) Section 5.24(a) of the Disclosure Schedules lists the true, correct and complete amounts of the Company’s backlog, work in process and pipeline of business which is not completed or invoiced as of the date hereof. To the Key Sellers’ Knowledge, none of such backlog, work in process and pipeline of business has been cancelled or materially reduced, and each is at a price and on terms (including margin) consistent with the Company’s past practices. As of the date hereof, the Company has not been informed by any customer or distributor that any material order included in the backlog, work in process and pipeline of business will be or is likely to be canceled or terminated before its completion.

(b) Section 5.24(b) of the Disclosure Schedules lists all of the Company’s proposals for business currently pending with customers or any other counterparties, including the scope, dollar amount and other material terms of such proposals as of the date hereof.

Section 5.25 Bank Accounts. Section 5.25 of the Disclosure Schedules lists the details of each of the bank accounts of the Company. As of the date hereof, the Company has an amount of cash in such bank accounts equal to $11,211.27.

Section 5.26 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Company.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers that the statements contained in this Article VI are true and correct as of the date hereof.

Section 6.01 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the state of Delaware. Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and each Transaction Document to which Buyer is a party constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

26

Section 6.02 No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of formation, bylaws, or other governing documents of Buyer; (b) violate or conflict with any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice, declaration, or filing with or other action by any Person or require any Permit, license, or Governmental Order.

Section 6.03 Investment Purpose. Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof or any other security related thereto within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Buyer acknowledges that Sellers have not registered the offer and sale of the Shares under the Securities Act or any state securities laws, and that the Shares may not be pledged, transferred, sold, offered for sale, hypothecated, or otherwise disposed of except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 6.04 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

Section 6.05 OPT Shares as Consideration. The OPT Shares, when delivered pursuant to the terms of this Agreement, shall have been duly and validly authorized and issued as fully-paid and non-assessable shares of OPT Common Stock in the capital of Buyer in accordance with applicable Law, free and clear of any Encumbrances (other than those set forth in this Agreement and the Transaction Documents).

Section 6.06 Buyer Reports and Financial Statements.

(a) The OPT Common Stock is listed and posted for trading on NYSE American and Buyer is a “reporting company” and is not in default in any material respect in the performance of its obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is in compliance, in all material respects, with the applicable rules, policies and regulations of the SEC. Buyer has taken no action designed to, or likely to have the effect of, revoking its reporting company status in any jurisdiction where it has such status nor has Buyer received any notification that any federal or state securities regulatory authority is contemplating revoking Buyer’s reporting company status. No delisting of, suspension of trading in, or trading halt with respect to any securities of Buyer is in effect or ongoing, and Buyer has not received any notification threatening any such delisting, suspension or trading halt.

27

(b) No order, agreement or memorandum of understanding that contemplates ceasing or suspending trading in the securities of Buyer is outstanding or in effect and no proceedings or agreement for this purpose have been instituted or, to the knowledge of Buyer, are pending, contemplated or threatened.

(c) Buyer has prepared and filed all documents required to be filed by it under the Exchange Act, and the rules of the SEC. All of the Buyer Public Disclosure Documents were, as of their respective dates, in compliance in all material respects with the Exchange Act and the rules of the SEC and did not, as of their respective dates, contain a misrepresentation or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. “Buyer Public Disclosure Documents” means, collectively, all of the following documents: (a) Buyer’s annual report for the fiscal year ended April 30, 2021 dated July 19, 2021; (b) the proxy statement of Buyer dated October 15, 2021 distributed in connection with the annual meeting of shareholders held on December 13, 2021; (c) the audited consolidated financial statements of Buyer for the fiscal years ended April 30, 2021 and April 30, 2020, and the notes thereto together with the report of the independent auditors thereon, included in Buyer’s Annual Report on Form 10-K for the year ended April 30, 2021 (the “10-K”); (d) management’s discussion and analysis of financial condition of Buyer included in the 10-K; (e) the unaudited consolidated financial statements of Buyer for the fiscal quarters ended July 31, 2021 and July 31, 2020, and the notes thereto, included in Buyer’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2021 (the “10-Q”); and (f) management’s discussion and analysis of financial condition of Buyer included in the 10-Q.

(d) Other than the transactions contemplated by this Agreement, there has been no event, occurrence, incident, or circumstance which would require the filing of a report or disclosure under the Securities Act and the rules of the SEC which has not been so reported or disclosed.

(e) Since July 31, 2021, Buyer has (i) conducted its business in the ordinary course of business consistent with past practices (except as disclosed in the Buyer Public Disclosure Documents) and (ii) used its commercially reasonable efforts to preserve the goodwill and organization of its business and its relationships with its customers, vendors, employees and other Persons having business relations with Buyer.

Section 6.07 Independent Investigation. Buyer has conducted Buyer’s own independent investigation, review, and analysis of the Company and the business, results of operations, prospects, condition (financial or otherwise), assets, and Liabilities of the Company, and acknowledges (for itself and on behalf of its Affiliates and representatives) that Buyer has been provided adequate access to the personnel, premises and properties, assets, books and records, and other documents and data of the Company for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Sellers set forth in Article IV of this Agreement (including the related portions of the Disclosure Schedules) and Company set forth in Article V of this Agreement (including the related portions of the Disclosure Schedules); and (b) none of Sellers, the Company or any other Person has made any representation or warranty as to Sellers, the Company or this Agreement, except as expressly set forth in Article IV and Articles V of this Agreement (including the related portions of the Disclosure Schedules).

28

ARTICLE VII
COVENANTS

Section 7.01 Confidentiality. From and after the Closing, each Seller shall, and shall cause its Affiliates and its and their respective directors, officers, employees, consultants, counsel, accountants, and other agents (collectively, “Representatives”) to hold, in confidence any and all information, in any form, concerning the Company, except to the extent that such Seller can show that such information: (a) is generally available to and known by the public through no fault of such Seller, any of its Affiliates, or their respective Representatives; or (b) is lawfully acquired by such Seller, any of its Affiliates, or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by any obligation. If any Seller or any of its Affiliates or their respective Representatives are compelled to disclose any information by Governmental Order or Law, such Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which is legally required to be disclose; provided that such Seller shall use reasonable best efforts to obtain as promptly as possible an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 7.02 Business Relationships. After the Closing, each Seller will, so long as he is serving as an employee of, or consultant to, the Company or Buyer, use commercially reasonable efforts to cooperate with Buyer in its efforts to continue and maintain for the benefit of Buyer those business relationships of the Company existing prior to the Closing and relating to the business of the Company including relationships with lessors, employees, sales representatives, consultants, regulatory authorities, licensors, customers, suppliers and others. Each Seller will refer to Buyer all inquiries relating to the business of the Company during the Restricted Period.

Section 7.03 Non-Competition; Non-Solicitation.

(a) For a period of three years commencing on the Closing Date (the “Restricted Period”), each Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly: (i) engage in or assist others in engaging in competition with the business of Buyer as of the date hereof (the “Restricted Business”) anywhere in the world (the “Territory”); (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in the Territory in any capacity, including as a partner, shareholder, director, officer, member, manager, employee, principal, agent, advisor, or consultant; provided however, ownership of less than one percent (1%) of the outstanding stock of any publicly traded corporation shall not be deemed to violate this restriction; or (iii) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between the Company and customers or suppliers of the Company. For the avoidance of doubt, lines of business that Sellers were engaged in at the Company prior to the Closing Date are not considered competitive with the business of Buyer.

29

(b) During the Restricted Period, each Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, hire or solicit any current or former employee of the Company or encourage any employee to leave the Company’s employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 7.03(b) shall prevent such Seller or any of its Affiliates from hiring: (i) any employee terminated by the Company; or (ii) after one hundred eighty (180) days from the date of resignation, any employee that has resigned from the Company.

(c) After the Closing Date, no Seller, its Affiliates or the officers, directors or employees of any such Affiliates will disparage the Business, Buyer or any of the members, managers, officers, employees or agents of Buyer or the Company.

(d) Each Seller acknowledges that a breach or threatened breach of this Section 7.03 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such Seller of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, or specific performance (without any requirement to post bond).

(e) Each Seller acknowledges that the restrictions contained in this Section 6.03 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 7.03 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction or any Governmental Order, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law or such Governmental Order. The covenants contained in this Section 7.03 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction. It shall not be a breach of this Section 7.03 for any Seller to provide services as an employee or consultant to Buyer or its Affiliates.

Section 7.04 Registration Rights; Share Ownership. Each Seller understands, acknowledges and agrees to the following:

(a) Within five (5) Business Days of the Closing, Buyer shall file with (or confidentially submit to) the SEC a resale registration statement to register the Closing OPT Shares issued to the Sellers and shall use its reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable thereafter.

30

(b) One-half of the shares of OPT Common Stock issued to Mark Gundersen will be restricted from trading for a twelve-month period from the Closing Date. The remaining one-half of the shares of OPT Common Stock issued to Mark Gundersen and all other shares of OPT Common Stock issued to Sellers who will provide services to Buyer post-Closing will be subject to a six-month holding period under Rule 144 of the Securities Act (“Rule 144”) from the Closing Date. The shares of OPT Common Stock issued to Sellers who will not provide employment services to Buyer post-Closing will be restricted from trading under the earlier of (i) registration of the OPT Shares with the U.S. Securities and Exchange Commission (the “SEC”) or (ii) expiration of the six-month holding period under Rule 144 from the Closing Date.

(c) Seller understands, acknowledges and agrees with Buyer as follows: (i) the issuance of the OPT Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) of the Securities Act, which is in part dependent upon the truth, completeness and accuracy of the statements made by Seller herein; and (ii) there can be no assurance that Seller will be able to sell or dispose of any of the OPT Shares.

(d) Seller acknowledges and agrees that it has executed and will comply at all times while a stockholder of the Company with all applicable policies, rules and regulations of Company, including, without limitation, its Insider Trading Policy.

(e) Seller understands, acknowledges and agrees that, as a result of the acquisition of OPT Common Stock, it may be required to file with the SEC a Schedule 13D (Information to Be Included in Statements Filed Pursuant to Rule 13d-1(a) and Amendments Thereto Filed Pursuant to Rule 13d-2(a)) and a Form 3 (Initial Statement of Beneficial Ownership of Securities). Seller further understands, acknowledges and agrees that it has the sole responsibility to amend these documents as necessary after they are filed and Buyer shall have no liability or obligation to it with respect thereto.

(f) Until the expiration of the Earnout Period, at any meeting of stockholders of Buyer or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought, Seller shall, including by executing a written consent or proxy if requested by Buyer, vote (or cause to be voted) its shares of OPT Common Stock in favor of each director nominated by the board of directors of Buyer and in favor of any proposal which the board of directors of Buyer recommends to the other stockholders of Buyer. For the avoidance of doubt, this Agreement is intended to constitute a voting agreement entered into under Section 218(c) of the Delaware General Corporation Law.

31

(g) Until the expiration of the Earnout Period, neither Seller nor any of its affiliates, shall, without the prior written consent of the board of directors of Buyer, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities or rights to acquire any securities (or any other beneficial ownership thereof) or assets of Buyer or any of its subsidiaries (provided that the foregoing shall not apply to any acquisition of securities under the terms hereof); (ii) any merger or other business combination or tender or exchange offer involving Buyer or any of its subsidiaries; (iii) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote with respect to any voting securities of the Buyer, or any communication exempted from the definition of “solicitation” by Rule 14a-1(l)(2)(iv) under the Exchange Act; (b) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to Buyer; (c) have any discussions or enter into any arrangements, understandings or agreements (oral or written) with, or advise, finance, assist or actively encourage, any third party with respect to any of the matters set forth in this Section 7.04(h), or make any investment in any other person that engages, or offers or proposes to engage, in any of such matters; (d) take any action which might cause or require Buyer, Seller and/or their affiliates to make a public announcement regarding any of the types of matters set forth in this Section 7.04(h); or (e) disclose any intention, plan or arrangement relating to any of the foregoing.

(h) Each Seller acknowledges and agrees that the OPT Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR THE SECURITIES LAWS OF ANY STATE (“STATE ACT”) AND MAY NOT BE TRANSFERRED, SOLD, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNLESS (I) PURSUANT TO A REGISTRATION STATEMENT (AS SUCH TERM IS DEFINED IN THE ACT) WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND HAS BECOME EFFECTIVE, AND PURSUANT TO ANY REGISTRATION REQUIRED PURSUANT TO ANY APPLICABLE STATE ACT, OR (II) AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE ACT IS AVAILABLE AND THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT OR ANY STATE ACT.

THE ISSUER IS AUTHORIZED TO ISSUE SHARES OF MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF A CLASS. THE ISSUER WILL FURNISH A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS, WITHOUT CHARGE, TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE ISSUER AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE OF A WRITTEN REQUEST FROM THE HOLDER REQUESTING SUCH COPY.

32

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN INDEMNIFICATION OBLIGATION SPECIFIED IN THE UNIT PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE HOLDER OF THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER. THE ISSUER WILL FURNISH WITHOUT CHARGE A COPY OF SUCH UNIT PURCHASE AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE ISSUER AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE OF A WRITTEN REQUEST FROM THE HOLDER REQUESTING SUCH COPY.

(i) Seller agrees that for a period of three (3) months following the effective date of the resale registration statement contemplated by Section 7.04(a) (the “Leak-Out Period”), Seller will not transfer, sell, contract to sell, devise, gift, assign, pledge, hypothecate, distribute or grant any option to purchase or otherwise dispose of, the OPT Closing Shares, directly or indirectly, except as provided in Section 7.04(i). During the Leak-Out Period, Seller shall not sell in one (1) Trading Day, directly or indirectly, an aggregate number of shares of OPT Common Stock in excess of twenty (20%) of the shares of OPT Common Stock held by Seller.

Section 7.05 No Claim Against the Company. Effective as of the Closing, each Seller waives any and all rights of indemnification, contribution and other similar rights against the Company (whether arising pursuant to the Company’s certificate of incorporation, bylaws or other organizational documents, any Contract, any Law or otherwise) arising out of the representations, warranties, covenants and agreements contained in the Transaction Documents and/or out of the negotiation, execution and performance of the Transaction Documents, and agrees that any claim of any Buyer Indemnitee, whether for indemnity or otherwise, may be asserted directly against any Seller (to the extent provided herein), without any need for any claim against, or joinder of, the Company.

Section 7.06 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents and instruments and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

ARTICLE VIII
TAX MATTERS

Section 8.01 Tax Covenants.

(a) Without the prior written consent of Buyer, no Seller shall, to the extent it may affect or related to the Company: (i) make, change, or rescind any Tax election; (ii) amend any Tax Return; (iii) take any position on any Tax Return; or (iv) take any action, omit to take any action, or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer or the Company, in respect of any taxable period that begins after the Closing Date or, in respect of any taxable period that begins on or before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of such Straddle Period beginning after the Closing Date.

33

(b) All transfer, documentary, sales, use, stamp, registration, value added, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents shall be borne and paid one-half by Sellers and one-half by Buyer when due. Each Party shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and the Parties shall cooperate with respect thereto as necessary).

(c) Buyer shall prepare, or cause to be prepared, at Buyer’s sole cost, all Tax Returns required to be filed by the Company after the Closing Date with respect to any taxable period or portion thereof ending on or before the Closing Date and all Straddle Period Tax Returns. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and without a change of any election or any accounting method.

Section 8.02 Straddle Period. In the case of Taxes that are payable with respect to a Straddle Period, the portion of any such Taxes that are allocated to Pre-Closing Tax Periods for purposes of this Agreement shall be: (a) in the case of Taxes (i) based upon, or related to, income, receipts, profits, wages, capital, or net worth, (ii) imposed in connection with the sale, transfer, or assignment of property, or (iii) required to be withheld, the amount of Taxes which would be payable if the taxable year ended with the Closing Date, and for subsections (i)-(iii), and the Tax Returns were prepared consistent with the Company’s existing accounting principles as of Closing; and (b) in the case of other Taxes, the amount of such Taxes for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

Section 8.03 Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements (whether written or not) binding upon the Company shall be terminated as of the Closing Date. After such date neither the Company, any Seller, nor any of such Seller’s Affiliates and their respective Representatives shall have any further rights or liabilities thereunder.

Section 8.04 Tax Indemnification. Each Seller on a several basis, and not a joint and several basis, based on each Seller’s pro rata ownership of Shares, shall indemnify the Company, Buyer, and each Buyer Indemnitee and hold them harmless from and against (a) any loss, damage, liability, deficiency, Action, judgment, interest, award, penalty, fine, cost or expense of whatever kind (collectively, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification under this Agreement, “Losses”) attributable to any breach of or inaccuracy in any representation or warranty made in Section 5.19; (b) any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking, or obligation in Article VIII; (c) all Taxes of any member of an affiliated, consolidated, combined, or unitary group of which the Company (or any predecessor of the Company) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state, or local Law; and (d) any and all Taxes of any Person imposed on the Company arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring before the Closing Date. In each of the above cases, together with any out-of-pocket fees and expenses (including attorneys’ and accountants’ fees) incurred in connection therewith, each Seller shall reimburse Buyer for any Taxes of the Company that are the responsibility of such Seller pursuant to this Section 8.04 within ten (10) Business Days after payment of such Taxes by Buyer or the Company. For the avoidance of doubt, the Sellers shall not be liable for any Taxes allocated to Pre-Closing Tax Periods.

34

Section 8.05 Cooperation and Exchange of Information. Each Seller and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this Article VIII or in connection with any proceeding in respect of Taxes of the Company, including providing copies of relevant Tax Returns and accompanying documents. Each Seller and Buyer shall retain all Tax Returns and other documents in its possession relating to Tax matters of the Company for any Pre-Closing Tax Period (collectively, “Tax Records”) until the expiration of the statute of limitations of the taxable periods to which such Tax Records relate and will offer one another possession of the same before disposing of such Tax Records.

Section 8.06 Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 5.19 and this Article VIII shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation, or extension thereof) plus 60 days.

ARTICLE IX
INDEMNIFICATION

Section 9.01 Indemnification by Sellers. Subject to the other terms and conditions of this Article IX, Sellers on a several basis, and not a joint and several basis, based on each Seller’s pro rata ownership of Shares, shall indemnify and defend each of Buyer and its Affiliates (including the Company) and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to, or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties contained in Article IV and Article V of this Agreement or the other Transaction Documents;

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Sellers pursuant to this Agreement or the other Transaction Documents; or

(c) those matters set forth in Section 9.01(c) of the Disclosure Schedules.

35

Section 9.02 Indemnification by Buyer. Subject to the other terms and conditions of this Article IX, Buyer shall indemnify and defend each Seller and their Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to, or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties contained in Article VI of this Agreement or the other Transaction Documents; or

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement.

Section 9.03 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 9.04 Survival; Indemnity Limits.

(a) Subject to the limitations and other provisions of this Agreement, all representations and warranties contained herein and all related rights to indemnification shall survive the Closing and shall remain in full force and effect until the date that is fifteen (15) months from the Closing Date; provided, however, that the representations and warranties in (a) Section 4.01, Section 4.03, Section 4.28, Section 5.01, Section 5.04 and Section 5.26 shall survive indefinitely; and (b) Section 4.17, Section 4.18 and Section 4.20 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation, or extension thereof) plus sixty (60) days. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms. For the avoidance of doubt, the Parties hereby agree and acknowledge that the survival period set forth in this Section 9.04 is a contractual statute of limitations and any claim brought by any Party pursuant to this Article IX must be brought or filed prior to the expiration of the survival period. Notwithstanding the foregoing, any claims which are timely asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

36

(b) The Buyer Indemnitees shall not have the right to be indemnified pursuant to Section 9.01 for any Losses until the Buyer Indemnitees have suffered aggregate Losses by reason thereof in excess of an amount equal to $55,000 (the “Indemnification Deductible”), at which time the Sellers will be obligated to indemnify the Buyer Indemnitees for Losses from the amount of the Indemnification Deductible up to an amount equal to $1,600,000 (the “Indemnification Cap”); provided that the Indemnification Deductible and Indemnification Cap shall not apply to claims for fraud (whether the burden for proving intent or fraud rests with the Buyer) or the misrepresentation, breach or inaccuracy of any representation or warranty made by the Sellers in Section 4.01, Section 4.06, Section 5.02, Section 5.16, Section 5.17, and Section 5.19. For purposes of determining the amount of Losses resulting from such breach, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty. In no event will the aggregate Losses for which the Sellers are obligated to indemnify the Buyer Indemnitees exceed the Base Amount of the Purchase Price.

(c) To the extent that there are Losses that are finally determined to be owed by any Seller to the Buyer under this Article IX, subject to the limitations set forth in this Section 9.04, Buyer shall, at Buyer’s sole discretion, be entitled to (i) cause such Seller to redeem the number of OPT Shares issued to such Seller under this Agreement equal to the amount of the Loss owed by such Seller divided by the final trading price of OPT Shares on the date the amount of the Loss is finally determined, (ii) deduct the amount of such Loss from the Earnout Payment owed by Buyer to such Seller pursuant to Section 2.03 or (iii) any combination of the foregoing.

Section 9.05 Tax Claims. Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event, or proceeding in respect of Taxes of the Company (including, but not limited to, any such claim in respect of a breach of the representations and warranties in Section 5.20 hereof or any breach or violation of or failure to fully perform any covenant, agreement, undertaking, or obligation in Article VIII) shall be governed exclusively by Article VIII hereof.

Section 9.06 Cumulative Remedies. The rights and remedies provided for in this Article IX (and in Article VIII) are cumulative and are in addition to and not in substitution for any other rights and remedies available at Law or in equity or otherwise.

37

ARTICLE X
MISCELLANEOUS

Section 10.01 Expenses. Except as otherwise contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 10.02 Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid, if sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

If to Sellers:	To the addresses set forth on Schedule A.
with a copy (which shall not constitute notice) to:	Scheuring, LLP Facsimile: 866-702-2317 Email: cmorrow@scheuringlaw.com Attention: Crista Morrow

If to Buyer:	Ocean Power Technologies, Inc. Email: pstratmann@oceanpowertech.com Attention: Philipp Stratmann, Chief Executive Officer

with a copy (which shall not constitute notice) to:	Ocean Power Technologies, Inc. Email: jlawrence@oceanpowertech.com Attention: General Counsel Porter Hedges LLP Facsimile: 713-226-6282 Email: kpoli@porterhedges.com Attention: Kevin J. Poli

Section 10.03 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

38

Section 10.04 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

Section 10.05 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, any exhibits, and the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 10.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 10.07 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 10.08 Governing Law; Submission to Jurisdiction. All matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement, the other Transaction Documents, or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America or the courts of the State of Delaware in each case located in the city of Wilmington and county of New Castle, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

Section 10.09 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

39

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLERS:

/s/ Mark Gundersen
Mark Gundersen, an individual

/s/ Masazumi Ishi
Masazumi Ishii, an individual

/s/ Attilio Angelini
Attilio Angelini, an individual

/s/ Pierluigi Zappacosta
Pierluigi Zappacosta, an individual

THE Isabella Conti and Ugo Conti LIVING Trust dated March 3, 2003, amended and restated October 13, 2004

By:	/s/ Isabella Conti
Name:	Isabella Conti
Title:	Co-Trustee

By:	/s/ Ugo Conti
Name:	Ugo Conti
Title:	Co-Trustee

Sundance Trust U/A/D 1/17/02

By:	/s/ David Hitz
Name:	David Hitz
Title:	Trustee

AART J. DE GEUS SEPARATE PROPERTY TRUST U/A/D 09/08/99

By:	/s/ Aart J. de Geus
Name:	Aart J. de Geus
Title:	Trustee

THE EZIO VALDEVIT REVOCABLE TRUST

By:	/s/ Ezio Valdevit
Name:	Ezio Valdevit
Title:	Trustee

THE deborah a. coleman Trust, dated april 26, 2006

By:	/s/ John M. Boylston
Name:	John M. Boylston
Title:	Trustee

pacific premier Trust, custodian fbo mark gundersen ira

By:	/s/ Stephen Willoughby
Name:	Stephen Willoughby
Title:	Asset Maintenance Specialist

jones wagner family llc

By:	/s/ Michael Jones
Name:	Michael Jones
Title:	Manager

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BUYER:

OCEAN POWER TECHNOLOGIES, INC.

By:	/s/ Philipp Stratmann
Name:	Philipp Stratmann
Title:	Chief Executive Officer

[Signature Page to Stock Purchase Agreement]

EXHIBIT A

DEFINITIONS

As used in the Agreement, the following terms have the meanings set forth below:

“5-Day Trailing VWAP” means an amount equal to the volume-weighted average of the closing sale prices of the OPT Common Stock on NYSE American for each of the five (5) trading days immediately prior to the date on which the 5-Day Trailing VWAP is measured.

“10-K” has the meaning set forth in Section 6.06(c).

“10-Q” has the meaning set forth in Section 6.06(c).

“30-Day Trailing VWAP” means an amount equal to the volume-weighted average of the closing sale prices of the OPT Common Stock on NYSE American for each of the thirty (30) trading days immediately prior to the date on which the 30-Day Trailing VWAP is measured.

“Actions” has the meaning set forth in Section 5.14(a).

“Additional Working Capital Injection” has the meaning set forth in Section 2.04.

“Affiliate” has the meaning set forth in Section 5.13(a).

“Agreement” has the meaning set forth in the Preamble.

“Balance Sheet” has the meaning set forth in Section 5.05.

“Balance Sheet Date” has the meaning set forth in Section 5.05.

“Base Amount” has the meaning set forth in Section 2.02(a).

“Benefit Plan” has the meaning set forth in Section 5.17(a).

“Board” has the meaning set forth in Section 3.02(e).

“Business” means the design, development, manufacture and sale of autonomous vessel technology for the blue economy.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Indemnitees” has the meaning set forth in Section 9.01.

“Buyer Public Disclosure Documents” has the meaning set forth in Section 6.06(c).

“Cash on Hand” means the aggregate amount (if any) of cash of the Company (including third party checks, deposits or wire transfers received but not yet deposited, and reduced by the amount of any unpaid checks, drafts or wire transfers issued against the accounts of the Company).

Exhibit A, Page 1
Stock Purchase Agreement -

“Closing” has the meaning set forth in Section 3.01.

“Closing Cash on Hand” means the Cash on Hand as of the open of business on the Closing Date.

“Closing Date” has the meaning set forth in Section 3.01.

“Closing Indebtedness” means the outstanding Indebtedness of the Company as of the open of business on the Closing Date.

“Closing OPT Shares” has the meaning set forth in Section 2.02(a).

“Closing Payment” has the meaning set forth in Section 2.02(c).

“Closing Seller Transaction Expenses” means the amount of Seller Transaction Expenses of the Sellers or the Company remaining unpaid as of the open of business on the Closing Date.

“Code” has the meaning set forth in Section 3.02(h).

“Common Stock” has the meaning set forth in Section 5.02(a).

“Company” has the meaning set forth in the Preamble.

“Company Intellectual Property” has the meaning set forth in Section 5.10(b).

“Company IP Registrations” has the meaning set forth in Section 5.10(b).

“Company’s Knowledge” means the actual knowledge of Isabella Conti, Ugo Conti or Mark Gundersen without inquiry.

“Consulting Agreement” has the meaning set forth in Section 3.02(d).

“Contracts” has the meaning set forth in Section 5.04.

“Control” has the meaning set forth in Section 5.13(a).

“Disclosure Schedules” has the meaning set forth in Article IV.

“Earnout Dispute Notice” has the meaning set forth in Section 2.03(d).

“Earnout Notice” has the meaning set forth in Section 2.03(c).

“Earnout Payment” has the meaning set forth in Section 2.03(a).

“Earnout Period” has the meaning set forth in Section 2.03(b)(iv).

“Employment Agreement” has the meaning set forth in Section 3.02(c).

Exhibit A, Page 2
Stock Purchase Agreement -

“Encumbrance” has the meaning set forth in Section 2.01.

“Environmental Laws” has the meaning set forth in Section 5.16(c).

“ERISA” has the meaning set forth in Section 5.17(a).

“Estimated Closing Cash on Hand” has the meaning set forth in Section 2.02(b).

“Estimated Closing Payment” has the meaning set forth in Section 2.02(b).

“Estimated Closing Seller Transaction Expenses” has the meaning set forth in Section 2.02(b).

“Estimated Closing Statement” has the meaning set forth in Section 2.02(b).

“Exchange Act” has the meaning set forth in Section 6.06(a).

“Existing Bookings” means all valid and binding customer contracts entered into on or prior to the Closing Date, by and between the Company and any customer to provide services in the ordinary course of the business of the Company, as set forth on Exhibit B.

“Financial Statements” has the meaning set forth in Section 5.05.

“First Earnout Period” has the meaning set forth in Section 2.03(b)(ii).

“Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any arbitrator, court, or tribunal of competent jurisdiction.

“Governmental Order” has the meaning set forth in Section 5.04.

“Gundersen” has the meaning set forth in Section 2.02(c).

“Hazardous Substances” has the meaning set forth in Section 5.16(c).

“Indebtedness” means, without duplication and with respect to the Company, all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, (c) long or short-term obligations evidenced by notes, bonds, debentures or other similar instruments; (d) obligations under any interest rate, currency swap or other hedging agreement or arrangement; (e) capital lease obligations; (f) reimbursement obligations under any letter of credit, banker’s acceptance or similar credit transactions; (g) guarantees made by the Company on behalf of any third party in respect of obligations of the kind referred to in the foregoing clauses (a) through (g); and (h) any unpaid interest, prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (a) through (g).

“Indemnification Cap” has the meaning set forth in Section 9.04(b).

“Indemnification Deductible” has the meaning set forth in Section 9.04(b).

Exhibit A, Page 3
Stock Purchase Agreement -

“Indemnified Party” has the meaning set forth in Section 9.03.

“Indemnifying Party” has the meaning set forth in Section 9.03.

“Independent Accountant” means a reputable accounting firm (which shall be independent of all parties and reasonably acceptable to the other party).

“Initial Working Capital Injection” has the meaning set forth in Section 2.04.

“Insurance Policies” has the meaning set forth in Section 5.13(a).

“Intellectual Property” has the meaning set forth in Section 5.10(a).

“Interim Balance Sheet” has the meaning set forth in Section 5.05.

“Interim Balance Sheet Date” has the meaning set forth in Section 5.05.

“Key Sellers” means Mark Gundersen, Ugo Conti and Isabella Conti.

“Law” has the meaning set forth in Section 5.04.

“Leak-Out Period” has the meaning set forth in Section 7.04(i).

“Liabilities” has the meaning set forth in Section 5.06.

“Losses” has the meaning set forth in Section 8.04.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is materially adverse to (a) the business, results of operations, financial condition or assets of the Company, or (b) the ability of Sellers to consummate the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer; (vi) any matter of which Buyer is aware on the date hereof; (vii) any changes in applicable Laws or accounting rules (including GAAP); (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Company; (ix) any natural or man-made disaster or acts of God; (x) any epidemics, pandemics, disease outbreaks, or other public health emergencies; or (xi) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded).

Exhibit A, Page 4
Stock Purchase Agreement -

“Material Customers” has the meaning set forth in Section 5.12(a).

“Material Suppliers” has the meaning set forth in Section 5.12(b).

“New Booking Revenue” has the meaning set forth in Section 2.03(a)(i).

“Observer” has the meaning set forth on Section 3.02(e).

“Observer Agreement” has the meaning set forth on Section 3.02(e).

“OPT Common Stock” has the meaning set forth in Section 2.02(a).

“OPT Shares” has the meaning set forth in Section 2.02(a).

“Permits” has the meaning set forth in Section 5.15(b).

“Person” has the meaning set forth in Section 5.02(b).

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning on or before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

“Preferred Stock” has the meaning set forth in Section 5.02(a).

“Purchase Price” has the meaning set forth in Section 2.02(a).

“Real Property” has the meaning set forth in Section 5.09(a).

“Representatives” has the meaning set forth in Section 7.01.

“Restricted Business” has the meaning set forth in Section 7.03(a).

“Restricted Period” has the meaning set forth in Section 7.03(a).

“Rule 144” has the meaning set forth in Section 7.04(b).

“SEC” has the meaning set forth in Section 7.04(b).

“Second Earnout Period” has the meaning set forth in Section 2.03(b)(iii).

“Securities Act” has the meaning set forth in Section 5.03.

“Seller” has the meaning set forth in the Preamble.

“Seller Indemnitees” has the meaning set forth in Section 9.02.

Exhibit A, Page 5
Stock Purchase Agreement -

“Seller Transaction Expenses” means all fees and expenses incurred by the Company or Seller at or prior to the Closing in connection with the preparation, negotiation and execution of this Agreement and the other Transaction Documents, and the performance and consummation of the transactions contemplated hereby and thereby, which shall include, but not be limited to (i) any fees and expenses of the Company or Seller associated with obtaining necessary or appropriate waivers, consents or approvals of any Governmental Authority or third parties on behalf of any Seller or the Company prior to Closing, (ii) any fees or expenses of the Company or Seller associated with obtaining the release and termination of any Encumbrances prior to Closing, (iii) all brokers’ or finders’ fees payable by any Seller or the Company to the extent relating to this Agreement, the Transaction Documents or any of the transactions contemplated thereby, (iv) fees, expenses and disbursements of counsel, advisors, consultants, investment bankers, accountants, auditors and experts to any Seller or the Company and (v) any retention, bonus or similar compensatory amounts payable to any employees or service providers of the Company that become due and payable by the Company as a result of the consummation of the transactions contemplated hereby or by any other Transaction Document; provided, however, that the Seller Transaction Expenses shall not include up to $50,000 in Sellers’ legal or other professional service fees to be paid by Buyer.

“Shares” has the meaning set forth in the Recitals.

“Specified Indebtedness” means (a) the outstanding debt owed by the Company to Mark Gundersen as of the Closing Date (the “Gundersen Debt”) and (b) all outstanding debt owed by the Company to Isabella Conti or Ugo Conti or their revocable trust, including but not limited to the debt owed by the Company under that certain COVID-19 Economic Injury Disaster Loan received on June 24, 2020 and repaid by Isabella or Ugo Conti or their revocable trust on November 15, 2021 (collectively, the “Conti Debt”).

“Straddle Period” has the meaning set forth in Section 8.01(a).

“Taxes” has the meaning set forth in Section 5.19(a).

“Tax Records” has the meaning set forth in Section 8.05.

“Tax Returns” has the meaning set forth in Section 5.19(a).

“Territory” has the meaning set forth in Section 7.03(a).

“Trading Day” means any day on which the OPT Common Stock is purchased and sold on the principal market on which the OPT Common Stock is listed or quoted.

“Transaction Documents” means this Agreement and the other agreements, instruments, and documents required to be delivered in connection with this Agreement or at the Closing.

“Undisputed Amount” has the meaning set forth in Section 2.03(c).

“Union” has the meaning set forth in Section 5.18(b).

“WARN Act” has the meaning set forth in Section 5.18(f).

“Working Capital Injections” has the meaning set forth in Section 2.04.

Exhibit A, Page 6
Stock Purchase Agreement -

EXHIBIT B

EXISTING BOOKINGS

Exhibit B, Page 1
Stock Purchase Agreement -

SCHEDULE A

SELLERS

Stockholder Name	Common Stock	Series A Preferred Stock	Series B Preferred Stock	SAFE Converted Common Stock*	Total Shares
The Isabella Conti and Ugo Conti Living Trust	2,500,000	250,000	156,250	116,111	3,022,361
Masazumi Ishii	50,000				50,000
Mark Travis Gundersen	1,533,332				1,533,332
Pacific Premier Trust, Custodian FBO Mark Gundersen IRA				79,167	79,167
Sundance Trust U/A/D 1/17/02		250,000	156,250	105,556	511,806
Pierluigi Zappacosta		250,000	156,250		406,250
Aart J. de Geus Separate Property Trust U/A/D 09/08/99			281,250	105,556	386,806
Attilio Angelini			125,000		125,000
John M. Boylston, Trustee of The Deborah A. Coleman Trust, dated April 26, 2006			281,250		281,250
The Ezio Valdevit Revocable Trust			343,750	52,778	396,528
The Jones-Wagner Family LLC				52,778	52,778
TOTAL	4,083,332	750,000	1,500,000	511,946	6,845,278

* The SAFE converted common shares are uncertificated.

Schedule A, Page 1
Stock Purchase Agreement - OPT